April 3, 2024

Mr. David I. Goulden
c/o Booking Holdings Inc.
800 Connecticut Avenue
Norwalk, CT 06854

Dear David:

This letter agreement serves to amend the letter agreement between you and Booking Holdings Inc. (including all predecessors and successors, including The Priceline Group Inc., the “Company”), dated February 23, 2023 (the “February 2023 Letter Agreement”), which sets forth the terms and conditions related to your transition from employment as Executive Vice President and Chief Financial Officer of the Company, and it supersedes the letter agreement between you and the Company dated January 18, 2024. Capitalized terms that are used but not defined in this letter have the meaning set forth in the February 2023 Letter Agreement.

Section 1(1) of the February 2023 Letter Agreement will be deleted and replaced in its entirety with the following:
(1)    Initial Employment Period. From February 23, 2023 (the “Effective Date”) until a new Chief Financial Officer of the Company (the “Incoming CFO”) began employment with the Company (the “Initial Employment Period”), you remained a full-time employee of the Company and continued to serve as Chief Financial Officer of the Company, with your resignation as Chief Financial Officer being effective as of immediately prior to the commencement of employment of the Incoming CFO. The Employment Agreement remained in effect during the Initial Employment Period.

Section 1(2) of the February 2023 Letter Agreement will be deleted and replaced in its entirety with the following:
(2)     Subsequent Employment Period and Part-Time Employment Period. From the last day of the Initial Employment Period through May 31, 2024 (the “Subsequent Employment Period”), you will be employed by the Company on a full-time basis. Provided that you remain employed through the end of the Subsequent Employment Period, from June 1, 2024 through December 31, 2024 (the “Part-Time Employment Period”), you will be employed by the Company on a part-time basis and you will be expected to work at least approximately 25 hours per week (other than vacations, holidays and other time off in accordance with Company policies), as mutually agreed upon by you and the Company. During the Subsequent Employment Period and the Part-Time Employment Period, you will have the title of Executive Vice President of Finance and report to the Chief Executive Officer of the Company (“CEO”). In addition, during the Subsequent Employment Period and the Part-Time Employment Period, your duties will include, but not be limited to, those duties listed on Appendix A hereto, and any additional tasks that are reasonably requested by the CEO. In either case, your work may continue to be done in a flexible manner consistent with current practice. The Employment Agreement, as modified herein, shall remain in effect during the Subsequent Employment Period and the Part-Time Employment Period; provided, however, that you acknowledge and agree that the change in your position, duties, and responsibilities effective as of the beginning of the Subsequent Employment Period or the Part-Time Employment Period will not constitute “Good Reason” under the Employment Agreement or under the Performance Share Unit Agreements dated March 4, 2022 and March 4, 2023, respectively, the Restricted Stock Unit Agreements dated March 4, 2022 and March 4, 2023, respectively, or any other outstanding equity award agreement, between you and the Company or any of its affiliates.
Section 1(3) of the February 2023 Letter Agreement will be deleted and replaced in its entirety with the following:
(3)    Additional Period. Provided that you remain employed through the end of the Part-Time Employment Period, on January 1, 2025, you will voluntarily transition to providing such services and in such status as shall be mutually agreed upon by you and the CEO on a mutually agreed upon schedule and time commitment (the “Services”) for such period as mutually agreed by you and the CEO (the “Additional Period”). You acknowledge and agree that the change in your position, duties, and responsibilities effective as of the beginning of the Additional Period will not constitute “Good Reason” under the Employment Agreement (to the extent it may remain in effect during the Additional Period) or under the Performance Share Unit Agreements dated March 4, 2022 and March 4, 2023, respectively, the Restricted Stock Unit Agreements dated March 4, 2022 and March 4, 2023, respectively, or any other outstanding equity award agreement, between you and the Company or any of its affiliates.
Section 2 and 2(a) of the February 2023 Letter Agreement will be deleted and replaced in its entirety with the following:
2. Compensation and Benefits. The Company will compensate you for your services during the Initial Employment Period, the Subsequent Employment Period, the Part-Time Employment Period, and the Additional Period as follows:

(a)Base Compensation; Fee.

(1)     Initial Employment Period, Subsequent Employment Period, and Part-Time Employment Period. During the Initial Employment Period and Subsequent Employment Period, you will continue to receive a base salary at the annual rate of $630,000. During the Part-Time Employment Period, you will receive a base salary at the annual rate of $315,000. Your base salary shall be payable in installments in accordance with the regular payroll practices of the Company.
(2)    Additional Period. During the Additional Period, you will receive such compensation or fees as may be mutually agreed between you and the CEO based upon the scope of responsibilities and time commitment.
Section 2(b)(2) of the February 2023 Letter Agreement will be deleted and replaced in its entirety with the following:
(b)    Annual Bonus.
(2)    You will be eligible to receive a cash bonus for the 2024 calendar year pursuant to the terms and conditions of the Company’s Annual Bonus Plan, at the target bonus level that applied to you during the Initial Employment Period as applied to your base salary actually earned in 2024. To the extent that the Company’s Annual Bonus Plan requires you to be an employee of the Company on the date the 2024 bonus is paid by the Company, the Company agrees to treat your performance of services for the Company in such other role as mutually agreed by you and the CEO pursuant to the “Additional Period” provisions in Section 1(3) above as satisfying such employment requirement.

In Section 2(c), Section 2(e) and Section 3 of the February 2023 Letter Agreement, references to the “Subsequent Employment Period” will be deemed to include the “Part-Time Employment Period.” In Section 3 of the February 2023 Letter Agreement, the reference to “the proviso in Section 1(b) above” shall be revised to “the proviso in Section 1(2) and Section 1(3) above”.
Section 4 of the February 2023 Letter Agreement will be deleted and replaced in its entirety with the following:
4. Affirmation of Confidentiality, Non-Competition and Non-Solicitation Obligations and Incentive-Based Compensation Clawback Policy. You acknowledge that (a) the Employee Confidentiality and Assignment Agreement, dated January 19, 2018 and effective March 1, 2018, between you and the Company (the “Employee Agreement”) and the Non-Competition and Non-Solicitation Agreement, dated March 1, 2018, between you and the Company (the “Non-Competition Agreement”), (b) your consent, dated January 20, 2018, to the Company’s Incentive-Based Compensation Clawback Policy (“Consent”), and (c) your acknowledgment, dated November 30, 2023, of the Company’s Financial Restatement Recovery Policy (“Clawback Acknowledgment”) remain in effect in accordance with their terms during the Initial Employment Period, the Subsequent Employment Period, the Part-Time Employment Period, and the Additional Period.

Section 11 of the February 2023 Letter Agreement will be deleted and replaced in its entirety with the following:
11. Complete Agreement. This letter agreement in conjunction with the Employment Agreement, the Employee Agreement, the Non-Competition Agreement, the Consent, and the Clawback Acknowledgment contain the entire understanding of the parties with respect to your employment with, or provision of services to, the Company during the Initial Employment Period, the Subsequent Employment Period, the Part-Time Employment Period, and the Additional Period.

Appendix A of the February 2023 Letter Agreement will be deleted and replaced in its entirety with the following:
Your duties will include the following:

●During the Subsequent Employment Period and the Part-Time Employment Period:
oParticipating in any discussions with stockholders, significant stakeholders, or potential investors to introduce the Incoming CFO and transition investor relations responsibilities; and
oAssisting the Incoming CFO with the first quarter Form 10-Q and earnings announcement transition;
oContinued involvement in cross-company projects as agreed with the CEO; and
oCooperating with the Company and its counsel in preparation for any litigation, including, if necessary, testifying before any judge or other person or body.

Except as expressly modified by this letter agreement, the February 2023 Letter Agreement shall remain in full force and effect.
This letter agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflict of laws. All disputes and controversies arising under or in connection with this letter agreement shall be resolved in accordance with the dispute resolution provisions of Section 16 of the Employment Agreement.

This letter agreement may be executed in separate counterparts, each of which shall be deemed to be an original and both of which taken together shall constitute one and the same agreement.
If you agree with the foregoing, please sign and date the enclosed copy of this letter agreement in the space indicated below.

Warm regards,

/s/ Glenn Fogel
Glenn Fogel

Acknowledged and Accepted:

/s/ David I. Goulden
David I. Goulden
Date: 4/4/2024

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